UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-KA

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21 ,2007

Legend Mobile, Inc

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24835

38-3399098

(Commission File Number)

            (IRS Employer Identification Number)

173 Parkland Plaza, Suite B, Ann Arbor, MI 48103

(Address of Principal Executive Offices)

(734) 418-3004

(Registrant’s Telephone Number, Including Area Code)

.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On December 21, 2007, Legend Mobile, Inc. issued 5,000,000 shares of unregistered common stock in order to reduce the amount of one its notes payable.  The shares being issued are not being registered, are subject to Rule 144 and are therefore restricted.  The shares reduced the balance of the one of the notes by $25,000 to $375,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Legend Mobile, Inc.

Dated: January 9, 2008

By:/s/ Peter Klamka

Peter Klamka, President